Exhibit 99(a)

NASD: BOKF

BOK Financial Reports Quarterly Earnings of $111 million or $1.54 Per Share

CEO Commentary
Steven G. Bradshaw, president and chief executive officer, stated, “The first quarter was a great start to the year for BOK Financial, with continued growth in our loan portfolio led by our specialty lines of business, and re-energized activity in our brokerage and trading and mortgage businesses. These drivers, combined with diligent expense management, helped us maintain the growth trend established with our record year in 2018. The economy across the BOK Financial footprint is strong and the credit environment remains benign with no trouble spots on the horizon. We are optimistic about prospects for continued earnings growth through the remainder of 2019.”

Bradshaw added, "We are proud to have completed the last steps of the CoBiz systems integration this quarter and look forward to the cost savings and revenue growth envisioned when we announced the deal a mere ten months ago. As I've said previously, I believe the combination of CoBiz and BOK Financial creates the premier commercial bank in Colorado and Arizona and I look forward to our success in these markets for the balance of 2019 and beyond."

First Quarter 2019 Financial Highlights	First Quarter 2019 Business Segment Highlights

•
Net income was $110.6 million or $1.54 per diluted share for the first quarter of 2019 and $108.5 million and $1.50 per diluted share for the fourth quarter of 2018. The first quarter included a 13 cent per share reduction as a result of CoBiz integration costs and the fourth quarter included a 15 cent per share reduction.

•	Net interest revenue totaled $278.1 million, a decrease of $7.6 million. Net interest margin decreased to 3.30 percent from 3.40 percent.

•	Fees and commissions revenue totaled $160.6 million, consistent with the fourth quarter of 2018.

•	Operating expense was relatively consistent at $287.2 million. The first quarter of 2019 included $12.7 million of integration costs, while the fourth quarter of 2018 included $14.5 million.

•
An $8.0 million provision for credit losses was recorded in the first quarter of 2019. The combined allowance for credit losses totaled $207 million or 0.95 percent of outstanding loans compared to $209 million or 0.97 percent in the previous quarter.

•	Average loans increased $187 million and period-end loans increased $102 million to $21.8 billion.

•	The Company repurchased 705,609 shares at an average price of $85.85 per share.

Commercial Banking

•
Contributed $86.1 million to net income, an increase of $1.6 million over the prior quarter. Net interest revenue increased by $3.3 million to $151.6 million. This was partially offset by decreased fee revenue.

Operating expenses decreased $1.5 million, split relatively evenly between personnel and non-personnel expenses.

•	Average loans grew $364 million to $16.0 billion.

Consumer Banking

•	Contributed $15.6 million to net income, an increase of $12.8 million compared to the fourth quarter. Net interest revenue increased $9.7 million. Operating expense decreased $2.6 million.

•
Implemented the strategic decision to exit our online lead buying business, HomeDirect, to focus on our in-house channel that provides higher margins and allows us to build long-term client relationships.

Wealth Management

•
Contributed $23.7 million to net income, an increase of $6.2 million compared to the prior quarter. Fees and commission revenue increased $5.6 million largely due to an increase in brokerage and trading revenue.

•
Assets under management or administration were $78.9 billion at March 31, 2019 compared to $76.3 billion at December 31, 2018. Fiduciary assets totaled $46.4 billion at March 31, 2019 and $44.8 billion at December 31, 2018.

Net Interest Revenue
Net interest revenue was $278.1 million for the first quarter of 2019, a $7.6 million decrease compared to the fourth quarter of 2018. Net interest margin was 3.30 percent for the first quarter of 2019, down 10 basis points compared to the previous quarter. A decrease in average non–interest bearing demand deposits and an increase in average trading securities and related receivables combined to decrease net interest revenue and to compress the net interest margin.

The decrease in non–interest bearing demand deposits appears to have been driven primarily by seasonal factors along with commercial customers putting their cash to use.
Due to the nature of the trading activity, much of the revenue associated with average trading assets is recognized as brokerage and trading revenue, rather than interest income, while all of the related funding costs remain in interest expense.
The yield on average earning assets was 4.46 percent, a 13 basis point increase. The yield on the loan portfolio was 5.26 percent, up 17 basis points primarily due to increases in short-term market interest rates. The yield on the available for sale securities portfolio increased 6 basis points to 2.57 percent. The yield on the trading securities portfolio was down 22 basis points.
Funding costs were 1.66 percent, up 24 basis points. The cost of interest-bearing deposits increased 17 basis points to 1.04 percent. The cost of other borrowed funds was up 21 basis points to 2.54 percent. The benefit to net interest margin from assets funded by non-interest liabilities was relatively unchanged at 50 basis points.
Average earning assets increased $675 million compared to the fourth quarter of 2018. Average loan balances were up $187 million. Available for sale securities increased $178 million. Fair value option securities balances increased $317 million. Trading securities balances increased $39 million. Average borrowed funds increased $1.5 billion and average interest-bearing deposit balances increased $180 million compared to the fourth quarter of 2018. In addition, receivables from unsettled securities sales, primarily related to our U.S. agency residential mortgage back trading operations, were up $425 million. Growth in these non-interest bearing receivables was funded by increased borrowings.

Fees and Commissions Revenue
Fees and commissions revenue totaled $160.6 million for the first quarter of 2019, consistent with the fourth quarter of 2018.
Brokerage and trading revenue increased $3.5 million due to increased trading volumes. Lower mortgage interest rates have led to an increase in mortgage applications, which has positively affected mortgage banking revenue. Mortgage banking revenue increased $2.0 million over the fourth quarter of 2018. Mortgage gain on sale margins increased 18 basis points.
Other revenue decreased $3.6 million, primarily due to a decrease in revenue earned on certain repossessed assets compared to the fourth quarter of 2018. In addition, service charges were reduced by $1.2 million, primarily due to two less days in the quarter compared to the fourth quarter of 2018.

Operating Expense
Total operating expense was $287.2 million for the first quarter of 2019, relatively consistent with the fourth quarter of 2018. CoBiz integration costs were $12.7 million in the first quarter of 2019 compared to $14.5 million in the fourth quarter of 2018. The following discussion excludes the impact of these costs.
Personnel expense increased $10.9 million. Personnel expenses related to CoBiz operations decreased $2.0 million compared to the prior quarter. Incentive compensation expense increased $9.6 million mainly due to changes in vesting assumptions related to the Company's earnings per share growth relative to a defined peer group. Employee benefits increased $1.9 million due to a seasonal increase in payroll taxes partially offset by a decrease in health care costs.
Non-personnel expense decreased $6.6 million. The fourth quarter of 2018 included a $2.8 million charitable donation to the BOKF Foundation. In addition, business promotion expense decreased $1.7 million and mortgage banking costs decreased $1.6 million, both due to seasonality. Professional fees and services decreased $1.0 million. These decreases were partially offset by an increase in data processing and communications expense of $3.0 million.

Loans, Deposits and Capital
Loans
Outstanding loans were $21.8 billion at March 31, 2019, up $102 million over December 31, 2018. Growth in outstanding commercial loan balances was partially offset by a decrease in commercial real estate loans.
Outstanding commercial loan balances grew by $326 million or 2 percent over December 31, 2018. Energy loan balances were up $115 million, consistent with our ongoing support and commitment to the oil and gas industry. Healthcare sector loans increased by $117 million and wholesale/retail sector loans increased $86 million. This growth was partially offset by a $31 million decrease in other commercial and industrial loans.
Commercial real estate loan balances decreased $164 million or 3 percent compared to December 31, 2018 due to a cycle of pay-downs; however, commitment volume remains strong. Loans secured by multifamily residential properties decreased $78 million. Loans secured by office buildings decreased $40 million and loans secured by retail facilities decreased $28 million.
Deposits
Period-end deposits totaled $25.3 billion at March 31, 2019, a $68 million increase compared to December 31, 2018. Demand deposit balances decreased $318 million. Interest-bearing transaction account balances increased $270 million. Time deposit balances increased by $85 million.

Capital
The company's common equity Tier 1 capital ratio was 10.71 percent at March 31, 2019. In addition, the company's Tier 1 capital ratio was 10.71 percent, total capital ratio was 12.24 percent, and leverage ratio was 8.76 percent at March 31, 2019. At December 31, 2018, the company's common equity Tier 1 capital ratio was 10.92 percent, Tier 1 capital ratio was 10.92 percent, total capital ratio was 12.50 percent, and leverage ratio was 8.96 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 8.64 percent at March 31, 2019 and 8.82 percent at December 31, 2018. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $262 million or 1.20 percent of outstanding loans and repossessed assets at March 31, 2019, compared to $267 million or 1.23 percent at December 31, 2018. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $163 million or 0.75 percent of outstanding loans and repossessed assets at March 31, 2019, compared to $174 million or 0.81 percent at December 31, 2018.
Nonaccruing loans were $153 million or 0.70 percent of outstanding loans at March 31, 2019. Nonaccruing commercial loans totaled $90 million or 0.65 percent of outstanding commercial loans. Nonaccruing commercial real estate loans totaled $22 million or 0.47 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans totaled $40 million or 1.84 percent of outstanding residential mortgage loans.
Nonaccruing loans decreased $11 million from December 31, 2018, primarily due to a $12 million decrease in energy loans. Healthcare sector loans increased $2.2 million. New nonaccruing loans identified in the first quarter totaled $27 million, offset by $22 million in payments received and $12 million in charge-offs.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $169 million at March 31, compared to $215 million at December 31. The decrease was primarily due to a $24 million decrease in healthcare sector loans, a $7.5 million decrease in permanent residential mortgage loans and a $5.3 million decrease in energy loans.
Net charge-offs were $10.1 million or 0.19 percent of average loans on an annualized basis for the first quarter of 2019, compared to $12.3 million or 0.23 percent of average loans on an annualized basis for the fourth quarter of 2018. Net charge-offs were 0.23 percent of average loans over the last four quarters. Net charge-offs for the first quarter were primarily related to a single energy production borrower and a single healthcare borrower, both of which had previously been identified as impaired and appropriately reserved. Gross charge-offs were $11.8 million for the first quarter compared to $14.5 million for the previous quarter. Recoveries totaled $1.7 million for the first quarter of 2019 and $2.2 million for the fourth quarter of 2018.

Based on an evaluation of all credit factors, including overall loan portfolio growth, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that an $8.0 million provision for credit losses was appropriate for the first quarter of 2019. The company recorded a $9.0 million provision for credit losses in the fourth quarter of 2018.

The combined allowance for credit losses totaled $207 million or 0.95 percent of outstanding loans and 142 percent of nonaccruing loans at March 31, 2019, excluding residential mortgage loans guaranteed by U.S. government agencies. Excluding loans acquired in the CoBiz acquisition, which are measured at acquisition-date fair value, the combined allowance for loan losses was 1.09 percent of outstanding loans and 159 percent of nonaccruing loans at March 31, 2019 compared to 1.12 percent of outstanding loans and 146 percent of nonaccruing loans at December 31, 2018. The allowance for loan losses was $205 million and the accrual for off-balance sheet credit losses was $1.8 million. At December 31, 2018, the combined allowance for credit losses was $209 million or 0.97 percent of outstanding loans and 134 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $207 million and the accrual for off-balance sheet credit losses was $1.8 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.0 billion at March 31, 2019, a $168 million increase compared to December 31, 2018. At March 31, 2019, the available for sale securities portfolio consisted primarily of $6.0 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At March 31, 2019, the available for sale securities portfolio had a net unrealized loss of $2.6 million compared to a $95 million net unrealized loss at December 31, 2018.
Trading securities increased $183 million to $2.1 billion during the first quarter of 2019. The company holds an inventory of securities, predominately composed of U.S. agency residential mortgage-backed securities, in support of sales to a variety of customers, including banks, corporations, insurance companies, money managers, and others.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $5.4 million during the first quarter of 2019, including a $20.7 million decrease in the fair value of mortgage servicing rights, a $14.1 million increase in the fair value of securities and derivative contracts held as an economic hedge, and $1.1 million of related net interest revenue.

Commercial Banking
Net income for Commercial Banking was $86.1 million for the first quarter of 2019, an increase of $1.6 million over the fourth quarter of 2018. Increased net interest revenue was partially offset by decreased fee revenue.
Average loans increased $364 million or 2 percent. Average customer deposits were $8.3 billion, a decrease of $131 million or 2 percent. We continue to see a shift in the deposit mix with demand deposit balances declining $411 million and interest-bearing transaction deposits increasing $277 million.
Operating revenue decreased $1.8 million, partially offset by a decrease in operating expenses of $1.5 million.

Consumer Banking
Net income from Consumer Banking was $15.6 million in the first quarter of 2019, an increase of $12.8 million.
Net interest revenue from Consumer Banking activities increased $9.7 million, primarily due to increased yields on deposits sold to our Funds Management unit as consumer deposits are more valuable in a rising rate environment. In addition, lower recent interest rates have spurred mortgage application volume in the first quarter of 2019. Average loans and average deposits were both relatively consistent with the fourth quarter of 2018.
Revenues from mortgage banking activities increased $1.9 million over the prior quarter due to lower interest rates. Mortgage production volume increased $153 million or 33 percent and gain on sale margins climbed to 1.28 percent from 1.10 percent. Deposit service charges declined $1.6 million due to two less days in the quarter compared to the previous quarter.
Operating expenses decreased $2.6 million. A $4.1 million decrease in non-personnel expenses was partially offset by an increase of $1.6 million in personnel expenses. In the first quarter of 2019, we made the decision to exit our lower margin online lead buying business, HomeDirect, to focus on our core competency of developing complete, long-term relationships with our clients.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $5.4 million for the first quarter of 2019 compared to $11.7 million for the fourth quarter of 2018.

Wealth Management
Net income for Wealth Management increased $6.2 million to $23.7 million during the first quarter of 2019. While fiduciary fees and commissions remained consistent with the fourth quarter of 2018, we saw an increase of $6.4 million in brokerage and trading revenue. This increase was partially offset by a decrease in interest received on trading securities and increase in funding costs. Operating expenses decreased $3.0 million, including $2.0 million related to personnel expenses and $1.1 million related to other operating expenses. Personnel expenses decreased primarily due to retention incentives accrued in the fourth quarter.
Average loans were stable at $1.4 billion. Average deposits increased $176 million to $5.7 billion, primarily due to an increase in interest-bearing transaction account balances. Assets under management or administration were $78.9 billion at March 31, 2019 compared to $76.3 billion at December 31, 2018. Fiduciary assets totaled $46.4 billion at March 31, 2019 and $44.8 billion at December 31, 2018.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, April 24, 2019 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13689382.

About BOK Financial Corporation
BOK Financial Corporation is a $40 billion regional financial services company headquartered in Tulsa, Oklahoma with $79 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., The Milestone Group, Inc., CoBiz Wealth, LLC and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Arkansas; Bank of Oklahoma; Bank of Texas; BOK Financial in Colorado and Arizona; and Mobank in Kansas and Missouri; as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2019 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. There may also be difficulties and delays in integrating CoBiz Financial Inc.'s business or fully realizing cost savings and other benefits including, but not limited to, business disruption and customer acceptance of BOK Financial Corporation's products and services. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Mar. 31, 2019	Dec. 31, 2018
ASSETS
Cash and due from banks	$718,297	$741,749
Interest-bearing cash and cash equivalents	564,404	401,675
Trading securities	2,140,326	1,956,923
Investment securities	331,466	355,187
Available for sale securities	9,025,198	8,857,120
Fair value option securities	707,994	283,235
Restricted equity securities	376,429	344,447
Residential mortgage loans held for sale	160,157	149,221
Loans:
Commercial	13,961,975	13,636,078
Commercial real estate	4,600,651	4,764,813
Residential mortgage	2,192,620	2,230,033
Personal	1,003,734	1,025,806
Total loans	21,758,980	21,656,730
Allowance for loan losses	(205,340)	(207,457)
Loans, net of allowance	21,553,640	21,449,273
Premises and equipment, net	468,293	330,033
Receivables	224,887	204,960
Goodwill	1,048,091	1,049,263
Intangible assets, net	129,482	134,849
Mortgage servicing rights	238,193	259,254
Real estate and other repossessed assets, net	17,139	17,487
Derivative contracts, net	359,223	320,929
Cash surrender value of bank-owned life insurance	384,174	381,608
Receivable on unsettled securities sales	966,455	336,400
Other assets	469,114	446,891
TOTAL ASSETS	$39,882,962	$38,020,504

LIABILITIES AND EQUITY
Deposits:
Demand	$10,096,552	$10,414,592
Interest-bearing transaction	12,476,977	12,206,576
Savings	559,884	529,215
Time	2,198,389	2,113,380
Total deposits	25,331,802	25,263,763
Funds purchased and repurchase agreements	1,439,673	1,018,411
Other borrowings	7,341,093	6,124,390
Subordinated debentures	275,880	275,913
Accrued interest, taxes and expense	173,434	192,826
Due on unsettled securities purchases	186,401	156,370
Derivative contracts, net	299,698	362,306
Other liabilities	303,272	183,480
TOTAL LIABILITIES	35,351,253	33,577,459
Shareholders' equity:
Capital, surplus and retained earnings	4,526,404	4,504,694
Accumulated other comprehensive loss	(3,531)	(72,585)
TOTAL SHAREHOLDERS' EQUITY	4,522,873	4,432,109
Non-controlling interests	8,836	10,936
TOTAL EQUITY	4,531,709	4,443,045
TOTAL LIABILITIES AND EQUITY	$39,882,962	$38,020,504

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
ASSETS
Interest-bearing cash and cash equivalents	$537,903	$563,132	$688,872	$1,673,387	$2,059,517
Trading securities	1,968,399	1,929,601	1,762,794	1,482,302	933,404
Investment securities	343,282	364,737	379,566	399,088	441,207
Available for sale securities	8,883,054	8,704,963	8,129,214	8,163,142	8,236,938
Fair value option securities	594,349	277,575	469,398	487,192	626,251
Restricted equity securities	395,432	362,729	328,842	348,546	349,176
Residential mortgage loans held for sale	145,040	179,553	207,488	218,600	199,380
Loans:
Commercial	13,966,521	13,587,344	11,484,200	11,189,899	10,871,569
Commercial real estate	4,602,149	4,747,784	3,774,470	3,660,166	3,491,335
Residential mortgage	2,193,334	2,222,063	1,956,089	1,915,015	1,937,198
Personal	1,004,061	1,022,140	989,026	986,162	961,379
Total loans	21,766,065	21,579,331	18,203,785	17,751,242	17,261,481
Allowance for loan losses	(206,092)	(209,613)	(214,160)	(222,856)	(228,996)
Total loans, net	21,559,973	21,369,718	17,989,625	17,528,386	17,032,485
Total earning assets	34,427,432	33,752,008	29,955,799	30,300,643	29,878,358
Cash and due from banks	705,411	731,700	578,905	571,333	564,585
Derivative contracts, net	262,927	299,319	294,126	318,375	278,694
Cash surrender value of bank-owned life insurance	382,538	379,893	322,038	319,507	317,334
Receivable on unsettled securities sales	1,224,700	799,548	768,785	618,240	998,803
Other assets	2,669,673	2,423,275	1,776,164	1,777,937	1,687,178
TOTAL ASSETS	$39,672,681	$38,385,743	$33,695,817	$33,906,035	$33,724,952

LIABILITIES AND EQUITY
Deposits:
Demand	$9,988,088	$10,648,683	$9,325,002	$9,223,327	$9,151,272
Interest-bearing transaction	11,931,539	11,773,651	10,010,031	10,189,354	10,344,469
Savings	541,575	526,275	503,821	503,671	480,110
Time	2,153,277	2,146,786	2,097,441	2,138,880	2,151,044
Total deposits	24,614,479	25,095,395	21,936,295	22,055,232	22,126,895
Funds purchased and repurchase agreements	2,033,036	1,205,568	1,193,583	593,250	532,412
Other borrowings	7,040,279	6,361,141	5,765,440	6,497,020	6,326,967
Subordinated debentures	275,882	276,378	144,702	144,692	144,682
Derivative contracts, net	273,786	268,848	185,029	235,543	223,373
Due on unsettled securities purchases	453,937	493,887	544,263	527,804	558,898
Other liabilities	501,788	341,438	311,605	340,322	333,151
TOTAL LIABILITIES	35,193,187	34,042,655	30,080,917	30,393,863	30,246,378
Total equity	4,479,494	4,343,088	3,614,900	3,512,172	3,478,574
TOTAL LIABILITIES AND EQUITY	$39,672,681	$38,385,743	$33,695,817	$33,906,035	$33,724,952

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018

Interest revenue	$376,074	$265,407
Interest expense	97,972	45,671
Net interest revenue	278,102	219,736
Provision for credit losses	8,000	(5,000)
Net interest revenue after provision for credit losses	270,102	224,736
Other operating revenue:
Brokerage and trading revenue	31,617	30,648
Transaction card revenue	20,738	20,990
Fiduciary and asset management revenue	43,358	41,832
Deposit service charges and fees	28,243	27,161
Mortgage banking revenue	23,834	26,025
Other revenue	12,762	12,958
Total fees and commissions	160,552	159,614
Other gains (losses), net	2,976	(1,292)
Gain (loss) on derivatives, net	4,667	(5,685)
Gain (loss) on fair value option securities, net	9,665	(17,564)
Change in fair value of mortgage servicing rights	(20,666)	21,206
Gain (loss) on available for sale securities, net	76	(290)
Total other operating revenue	157,270	155,989
Other operating expense:
Personnel	169,228	139,947
Business promotion	7,874	6,010
Professional fees and services	16,139	10,200
Net occupancy and equipment	29,521	24,046
Insurance	4,839	6,593
Data processing and communications	31,449	27,817
Printing, postage and supplies	4,885	4,089
Net losses and operating expenses of repossessed assets	1,996	7,705
Amortization of intangible assets	5,191	1,300
Mortgage banking costs	9,906	10,149
Other expense	6,129	6,574
Total other operating expense	287,157	244,430

Net income before taxes	140,215	136,295
Federal and state income taxes	29,950	30,948

Net income	110,265	105,347
Net loss attributable to non-controlling interests	(347)	(215)
Net income attributable to BOK Financial Corporation shareholders	$110,612	$105,562

Average shares outstanding:
Basic	71,387,070	64,847,334
Diluted	71,404,388	64,888,033

Net income per share:
Basic	$1.54	$1.61
Diluted	$1.54	$1.61

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Capital:
Period-end shareholders' equity	$4,522,873	$4,432,109	$3,615,032	$3,553,431	$3,495,029
Risk weighted assets	$31,601,558	$30,742,295	$27,398,072	$27,004,559	$26,025,660
Risk-based capital ratios:
Common equity tier 1	10.71%	10.92%	12.07%	11.92%	12.06%
Tier 1	10.71%	10.92%	12.07%	11.92%	12.06%
Total capital	12.24%	12.50%	13.37%	13.26%	13.49%
Leverage ratio	8.76%	8.96%	9.90%	9.57%	9.40%
Tangible common equity ratio[1]	8.64%	8.82%	9.55%	9.21%	9.18%

Common stock:
Book value per share	$63.30	$61.45	$55.25	$54.30	$53.39
Tangible book value per share	46.82	45.03	47.90	46.95	46.10
Market value per share:
High	$93.72	$98.29	$105.22	$106.65	$107.00
Low	$72.11	$69.96	$92.40	$92.39	$89.82
Cash dividends paid	$35,885	$35,977	$32,591	$29,340	$29,342
Dividend payout ratio	32.44%	33.17%	27.79%	25.65%	27.80%
Shares outstanding, net	71,449,982	72,122,932	65,434,258	65,439,090	65,459,505
Stock buy-back program:
Shares repurchased	705,609	525,000	—	8,257	82,583
Amount	$60,577	$45,057	$—	$824	$7,584
Average price per share	$85.85	$85.82	$—	$99.84	$91.83

Performance ratios (quarter annualized):
Return on average assets	1.13%	1.12%	1.38%	1.35%	1.27%
Return on average equity	10.04%	9.93%	12.95%	13.14%	12.39%
Net interest margin	3.30%	3.40%	3.21%	3.17%	2.99%
Efficiency ratio	64.80%	63.25%	61.60%	61.77%	64.98%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$4,522,873	$4,432,109	$3,615,032	$3,553,431	$3,495,029
Less: Goodwill and intangible assets, net	1,177,573	1,184,112	480,800	481,366	477,088
Tangible common equity	$3,345,300	$3,247,997	$3,134,232	$3,072,065	$3,017,941

Total assets	$39,882,962	$38,020,504	$33,289,864	$33,833,107	$33,361,492
Less: Goodwill and intangible assets, net	1,177,573	1,184,112	480,800	481,366	477,088
Tangible assets	$38,705,389	$36,836,392	$32,809,064	$33,351,741	$32,884,404

Tangible common equity ratio	8.64%	8.82%	9.55%	9.21%	9.18%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Other data:
Fiduciary assets	$46,401,149	$44,841,339	$45,560,107	$46,531,900	$46,648,290
Tax equivalent interest	$3,148	$3,067	$1,894	$1,983	$2,010
Net unrealized loss on available for sale securities	$(2,609)	$(95,271)	$(216,793)	$(180,602)	$(148,247)

Mortgage banking:
Mortgage production revenue	$7,868	$5,073	$7,250	$9,915	$9,452

Mortgage loans funded for sale	$510,527	$497,353	$651,076	$773,910	$664,958
Add: current period-end outstanding commitments	263,434	160,848	197,752	251,231	298,318
Less: prior period end outstanding commitments	160,848	197,752	251,231	298,318	222,919
Total mortgage production volume	$613,113	$460,449	$597,597	$726,823	$740,357

Mortgage loan refinances to mortgage loans funded for sale	30%	23%	23%	22%	42%
Gain on sale margin	1.28%	1.10%	1.21%	1.36%	1.28%

Mortgage servicing revenue	$15,966	$16,807	$16,286	$16,431	$16,573
Average outstanding principal balance of mortgage loans serviced for others	21,581,835	21,706,541	21,895,041	21,986,065	22,027,726
Average mortgage servicing revenue rates	0.30%	0.31%	0.30%	0.30%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$4,432	$12,162	$(2,843)	$(3,070)	$(5,698)
Gain (loss) on fair value option securities, net	9,665	(282)	(4,385)	(3,341)	(17,564)
Gain (loss) on economic hedge of mortgage servicing rights	14,097	11,880	(7,228)	(6,411)	(23,262)
Gain (loss) on changes in fair value of mortgage servicing rights	(20,666)	(24,233)	5,972	1,723	21,206
Loss on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(6,569)	(12,353)	(1,256)	(4,688)	(2,056)
Net interest revenue on fair value option securities[2]	1,129	695	1,100	1,203	1,800
Total economic cost of changes in the fair value of mortgage servicing rights, net of economic hedges	$(5,440)	$(11,658)	$(156)	$(3,485)	$(256)

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018

Interest revenue	$376,074	$365,592	$303,247	$294,180	$265,407
Interest expense	97,972	79,906	62,364	55,618	45,671
Net interest revenue	278,102	285,686	240,883	238,562	219,736
Provision for credit losses	8,000	9,000	4,000	—	(5,000)
Net interest revenue after provision for credit losses	270,102	276,686	236,883	238,562	224,736
Other operating revenue:
Brokerage and trading revenue	31,617	28,101	23,086	26,488	30,648
Transaction card revenue	20,738	20,664	21,396	20,975	20,990
Fiduciary and asset management revenue	43,358	43,665	57,514	41,692	41,832
Deposit service charges and fees	28,243	29,393	27,765	27,834	27,161
Mortgage banking revenue	23,834	21,880	23,536	26,346	26,025
Other revenue	12,762	16,404	12,900	13,923	12,958
Total fees and commissions	160,552	160,107	166,197	157,258	159,614
Other gains (losses), net	2,976	(8,305)	2,754	4,578	(1,292)
Gain (loss) on derivatives, net	4,667	11,167	(2,847)	(3,057)	(5,685)
Gain (loss) on fair value option securities, net	9,665	(282)	(4,385)	(3,341)	(17,564)
Change in fair value of mortgage servicing rights	(20,666)	(24,233)	5,972	1,723	21,206
Gain (loss) on available for sale securities, net	76	(1,999)	250	(762)	(290)
Total other operating revenue	157,270	136,455	167,941	156,399	155,989
Other operating expense:
Personnel	169,228	160,706	143,531	138,947	139,947
Business promotion	7,874	9,207	7,620	7,686	6,010
Charitable contributions to BOKF Foundation	—	2,846	—	—	—
Professional fees and services	16,139	20,712	13,209	14,978	10,200
Net occupancy and equipment	29,521	27,780	23,394	22,761	24,046
Insurance	4,839	4,248	6,232	6,245	6,593
Data processing and communications	31,449	27,575	31,665	27,739	27,817
Printing, postage and supplies	4,885	5,232	3,837	4,011	4,089
Net losses and operating expenses of repossessed assets	1,996	2,581	4,044	2,722	7,705
Amortization of intangible assets	5,191	5,331	1,603	1,386	1,300
Mortgage banking costs	9,906	11,518	11,741	12,890	10,149
Other expense	6,129	6,907	5,741	7,111	6,574
Total other operating expense	287,157	284,643	252,617	246,476	244,430
Net income before taxes	140,215	128,498	152,207	148,485	136,295
Federal and state income taxes	29,950	20,121	34,662	33,330	30,948
Net income	110,265	108,377	117,545	115,155	105,347
Net income (loss) attributable to non-controlling interests	(347)	(79)	289	783	(215)
Net income attributable to BOK Financial Corporation shareholders	$110,612	$108,456	$117,256	$114,372	$105,562

Average shares outstanding:
Basic	71,387,070	71,808,029	64,901,095	64,901,975	64,847,334
Diluted	71,404,388	71,833,334	64,934,351	64,937,226	64,888,033
Net income per share:
Basic	$1.54	$1.50	$1.79	$1.75	$1.61
Diluted	$1.54	$1.50	$1.79	$1.75	$1.61

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Commercial:
Energy	$3,705,099	$3,590,333	$3,294,867	$3,147,219	$2,969,618
Services	3,287,563	3,258,192	2,603,862	2,516,676	2,488,065
Healthcare	2,915,885	2,799,277	2,437,323	2,353,722	2,359,928
Wholesale/retail	1,706,900	1,621,158	1,650,729	1,699,554	1,531,576
Public finance	803,083	804,550	418,578	433,408	445,814
Manufacturing	742,374	730,521	660,582	647,816	559,695
Other commercial and industrial	801,071	832,047	510,160	550,644	564,971
Total commercial	13,961,975	13,636,078	11,576,101	11,349,039	10,919,667

Commercial real estate:
Multifamily	1,210,358	1,288,065	1,120,166	1,056,984	1,008,903
Office	1,033,158	1,072,920	824,829	820,127	737,144
Retail	890,685	919,082	759,423	768,024	750,396
Industrial	767,757	778,106	696,774	653,384	613,608
Residential construction and land development	149,686	148,584	101,872	118,999	117,458
Other commercial real estate	549,007	558,056	301,611	294,702	279,273
Total commercial real estate	4,600,651	4,764,813	3,804,675	3,712,220	3,506,782

Residential mortgage:
Permanent mortgage	1,098,481	1,122,610	1,094,926	1,068,412	1,047,785
Permanent mortgages guaranteed by U.S. government agencies	193,308	190,866	180,718	169,653	177,880
Home equity	900,831	916,557	696,098	704,185	720,104
Total residential mortgage	2,192,620	2,230,033	1,971,742	1,942,250	1,945,769

Personal	1,003,734	1,025,806	996,941	1,000,187	965,632

Total	$21,758,980	$21,656,730	$18,349,459	$18,003,696	$17,337,850

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018

Oklahoma:
Commercial	$3,551,054	$3,491,117	$3,609,109	$3,465,407	$3,265,013
Commercial real estate	665,190	700,756	651,315	662,665	668,031
Residential mortgage	1,417,381	1,440,566	1,429,843	1,403,658	1,419,281
Personal	374,807	375,543	376,201	362,846	353,128
Total Oklahoma	6,008,432	6,007,982	6,066,468	5,894,576	5,705,453

Texas:
Commercial	5,754,018	5,438,133	5,115,646	4,922,451	4,715,841
Commercial real estate	1,344,810	1,341,783	1,354,679	1,336,101	1,254,421
Residential mortgage	265,927	266,805	253,265	243,400	229,761
Personal	396,794	394,743	381,452	394,021	363,608
Total Texas	7,761,549	7,441,464	7,105,042	6,895,973	6,563,631

New Mexico:
Commercial	342,915	340,489	325,048	305,167	315,701
Commercial real estate	371,416	383,670	392,494	386,878	348,485
Residential mortgage	85,326	87,346	88,110	90,581	93,490
Personal	11,065	10,662	11,659	11,107	11,667
Total New Mexico	810,722	822,167	817,311	793,733	769,343

Arkansas:
Commercial	79,286	111,338	102,237	93,217	94,430
Commercial real estate	142,551	141,898	106,701	90,807	88,700
Residential mortgage	7,731	7,537	7,278	6,927	7,033
Personal	11,550	11,955	12,126	12,331	9,916
Total Arkansas	241,118	272,728	228,342	203,282	200,079

Colorado:
Commercial	2,231,703	2,275,069	1,132,500	1,165,721	1,180,655
Commercial real estate	957,348	963,575	354,543	267,065	210,801
Residential mortgage	241,722	251,849	68,694	64,839	64,530
Personal	65,812	72,916	56,999	60,504	63,118
Total Colorado	3,496,585	3,563,409	1,612,736	1,558,129	1,519,104

Arizona:
Commercial	1,335,140	1,320,139	621,658	681,852	624,106
Commercial real estate	791,466	889,903	666,562	710,784	672,319
Residential mortgage	98,973	97,959	44,659	47,010	39,227
Personal	61,875	68,546	67,280	65,541	57,023
Total Arizona	2,287,454	2,376,547	1,400,159	1,505,187	1,392,675

Kansas/Missouri:
Commercial	667,859	659,793	669,903	715,224	723,921
Commercial real estate	327,870	343,228	278,381	257,920	264,025
Residential mortgage	75,560	77,971	79,893	85,835	92,447
Personal	81,831	91,441	91,224	93,837	107,172
Total Kansas/Missouri	1,153,120	1,172,433	1,119,401	1,152,816	1,187,565

TOTAL BOK FINANCIAL	$21,758,980	$21,656,730	$18,349,459	$18,003,696	$17,337,850

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Oklahoma:
Demand	$3,432,239	$3,610,593	$3,564,307	$3,867,934	$4,201,843
Interest-bearing:
Transaction	6,542,548	6,445,831	6,010,972	5,968,459	6,051,301
Savings	309,875	288,210	288,080	289,202	289,351
Time	1,217,371	1,118,643	1,128,810	1,207,471	1,203,534
Total interest-bearing	8,069,794	7,852,684	7,427,862	7,465,132	7,544,186
Total Oklahoma	11,502,033	11,463,277	10,992,169	11,333,066	11,746,029

Texas:
Demand	2,966,743	3,291,433	3,357,669	3,321,980	3,019,483
Interest-bearing:
Transaction	2,385,305	2,295,169	2,182,114	2,169,155	2,208,892
Savings	101,849	99,624	97,909	97,809	98,852
Time	419,269	423,880	453,119	445,500	475,967
Total interest-bearing	2,906,423	2,818,673	2,733,142	2,712,464	2,783,711
Total Texas	5,873,166	6,110,106	6,090,811	6,034,444	5,803,194

New Mexico:
Demand	662,362	691,692	722,188	770,974	695,060
Interest-bearing:
Transaction	573,203	571,347	593,760	586,593	555,414
Savings	61,497	58,194	57,794	59,415	60,596
Time	228,212	224,515	221,513	212,689	216,306
Total interest-bearing	862,912	854,056	873,067	858,697	832,316
Total New Mexico	1,525,274	1,545,748	1,595,255	1,629,671	1,527,376

Arkansas:
Demand	31,624	36,800	36,579	39,896	35,291
Interest-bearing:
Transaction	147,964	91,593	128,001	143,298	94,206
Savings	1,785	1,632	1,826	1,885	1,960
Time	8,321	8,726	10,214	10,771	11,878
Total interest-bearing	158,070	101,951	140,041	155,954	108,044
Total Arkansas	189,694	138,751	176,620	195,850	143,335

Colorado:
Demand	1,897,547	1,658,473	593,442	529,912	521,963
Interest-bearing:
Transaction	1,844,632	1,899,203	622,520	701,362	687,785
Savings	58,919	57,289	40,308	38,176	37,232
Time	261,235	274,877	217,628	208,049	215,330
Total interest-bearing	2,164,786	2,231,369	880,456	947,587	940,347
Total Colorado	4,062,333	3,889,842	1,473,898	1,477,499	1,462,310

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Arizona:
Demand	695,238	707,402	365,878	383,627	326,581
Interest-bearing:
Transaction	621,735	575,567	130,105	193,687	247,926
Savings	12,144	10,545	3,559	3,935	4,116
Time	44,004	43,051	23,927	22,447	21,009
Total interest-bearing	677,883	629,163	157,591	220,069	273,051
Total Arizona	1,373,121	1,336,565	523,469	603,696	599,632

Kansas/Missouri:
Demand	410,799	418,199	423,560	459,636	505,802
Interest-bearing:
Transaction	361,590	327,866	322,747	401,545	381,447
Savings	13,815	13,721	13,125	13,052	13,845
Time	19,977	19,688	20,635	20,805	22,230
Total interest-bearing	395,382	361,275	356,507	435,402	417,522
Total Kansas/Missouri	806,181	779,474	780,067	895,038	923,324

TOTAL BOK FINANCIAL	$25,331,802	$25,263,763	$21,632,289	$22,169,264	$22,205,200

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	2.56%	2.23%	1.98%	1.86%	1.57%
Trading securities	3.88%	4.10%	3.98%	3.63%	3.40%
Investment securities	5.22%	4.26%	4.06%	3.95%	3.78%
Available for sale securities	2.57%	2.51%	2.37%	2.30%	2.23%
Fair value option securities	3.62%	3.56%	3.25%	3.16%	2.95%
Restricted equity securities	6.42%	6.39%	6.36%	6.21%	5.86%
Residential mortgage loans held for sale	4.58%	4.00%	4.27%	4.28%	3.71%
Loans	5.26%	5.09%	4.80%	4.80%	4.45%
Allowance for loan losses
Loans, net of allowance	5.31%	5.14%	4.86%	4.86%	4.51%
Total tax-equivalent yield on earning assets	4.46%	4.33%	4.04%	3.91%	3.61%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.94%	0.79%	0.67%	0.55%	0.45%
Savings	0.12%	0.11%	0.09%	0.08%	0.07%
Time	1.80%	1.54%	1.40%	1.29%	1.25%
Total interest-bearing deposits	1.04%	0.87%	0.77%	0.66%	0.57%
Funds purchased and repurchase agreements	2.07%	1.36%	1.25%	0.53%	0.40%
Other borrowings	2.68%	2.51%	2.20%	1.96%	1.60%
Subordinated debt	5.51%	5.38%	5.55%	5.67%	5.61%
Total cost of interest-bearing liabilities	1.66%	1.42%	1.25%	1.11%	0.93%
Tax-equivalent net interest revenue spread	2.80%	2.91%	2.79%	2.80%	2.68%
Effect of noninterest-bearing funding sources and other	0.50%	0.49%	0.42%	0.37%	0.31%
Tax-equivalent net interest margin	3.30%	3.40%	3.21%	3.17%	2.99%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Nonperforming assets:
Nonaccruing loans:
Commercial	$90,358	$99,841	$109,490	$120,978	$131,460
Commercial real estate	21,508	21,621	1,316	1,996	2,470
Residential mortgage	40,409	41,555	41,917	42,343	45,794
Personal	302	230	269	340	340
Total nonaccruing loans	152,577	163,247	152,992	165,657	180,064
Accruing renegotiated loans guaranteed by U.S. government agencies	91,787	86,428	83,347	75,374	74,418
Real estate and other repossessed assets	17,139	17,487	24,515	27,891	23,652
Total nonperforming assets	$261,503	$267,162	$260,854	$268,922	$278,134
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$162,770	$173,602	$169,717	$185,981	$194,833

Nonaccruing loans by loan class:
Commercial:
Energy	$35,332	$47,494	$54,033	$65,597	$89,942
Services	9,555	8,567	4,097	4,377	2,109
Healthcare	18,768	16,538	15,704	16,125	15,342
Manufacturing	9,548	8,919	9,202	2,991	3,002
Wholesale/retail	1,425	1,316	9,249	14,095	2,564
Public finance	—	—	—	—	—
Other commercial and industrial	15,730	17,007	17,205	17,793	18,501
Total commercial	90,358	99,841	109,490	120,978	131,460
Commercial real estate:
Retail	20,159	20,279	777	1,068	264
Residential construction and land development	350	350	350	350	1,613
Multifamily	—	301	—	—	—
Office	855	—	—	275	275
Industrial	—	—	—	—	—
Other commercial real estate	144	691	189	303	318
Total commercial real estate	21,508	21,621	1,316	1,996	2,470
Residential mortgage:
Permanent mortgage	22,937	23,951	22,855	23,105	24,578
Permanent mortgage guaranteed by U.S. government agencies	6,946	7,132	7,790	7,567	8,883
Home equity	10,526	10,472	11,272	11,671	12,333
Total residential mortgage	40,409	41,555	41,917	42,343	45,794
Personal	302	230	269	340	340
Total nonaccruing loans	$152,577	$163,247	$152,992	$165,657	$180,064

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018

Performing loans 90 days past due[1]	$610	$1,338	$518	$879	$90

Gross charge-offs	$11,775	$14,515	$11,073	$15,105	$2,890
Recoveries	(1,689)	(2,168)	(2,092)	(4,578)	(1,576)
Net charge-offs	$10,086	$12,347	$8,981	$10,527	$1,314

Provision for credit losses	$8,000	$9,000	$4,000	$—	$(5,000)

Allowance for loan losses to period end loans	0.94%	0.96%	1.15%	1.19%	1.29%
Combined allowance for credit losses to period end loans	0.95%	0.97%	1.16%	1.21%	1.32%
Nonperforming assets to period end loans and repossessed assets	1.20%	1.23%	1.42%	1.49%	1.60%
Net charge-offs (annualized) to average loans	0.19%	0.23%	0.20%	0.24%	0.03%
Allowance for loan losses to nonaccruing loans[1]	141.00%	132.89%	145.02%	136.09%	130.84%
Combined allowance for credit losses to nonaccruing loans[1]	142.25%	134.03%	146.41%	137.63%	133.25%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended			Change
Commercial Banking	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018	1Q19 vs 4Q18	1Q19 vs 1Q18
Net interest revenue	$151,647	$148,359	$132,071	2.2%	14.8%
Fees and commissions revenue	38,046	39,667	40,017	(4.1)%	(4.9)%
Other operating expense	50,177	51,628	48,370	(2.8)%	3.7%
Corporate expense allocations	10,148	9,112	10,603	11.4%	(4.3)%
Net income	86,143	84,588	79,247	1.8%	8.7%

Average assets	19,931,964	19,341,927	17,793,820	3.1%	12.0%
Average loans	15,992,749	15,628,731	14,426,750	2.3%	10.9%
Average deposits	8,261,543	8,393,016	8,664,452	(1.6)%	(4.7)%

Consumer Banking
Net interest revenue	$51,102	$41,364	$36,977	23.5%	38.2%
Fees and commissions revenue	42,821	42,839	44,963	—%	(4.8)%
Other operating expense	53,506	56,081	54,695	(4.6)%	(2.2)%
Corporate expense allocations	11,883	11,098	11,188	7.1%	6.2%
Net income	15,584	2,741	9,374	468.6%	66.2%

Average assets	8,371,683	8,071,978	8,468,101	3.7%	(1.1)%
Average loans	1,750,642	1,745,642	1,746,136	0.3%	0.3%
Average deposits	6,544,665	6,542,188	6,538,096	—%	0.1%

Wealth Management
Net interest revenue	$28,256	$29,292	$25,339	(3.5)%	11.5%
Fees and commissions revenue	73,256	67,607	74,807	8.4%	(2.1)%
Other operating expense	61,507	64,549	64,942	(4.7)%	(5.3)%
Corporate expense allocations	8,360	8,828	8,815	(5.3)%	(5.2)%
Net income	23,719	17,472	19,609	35.8%	21.0%

Average assets	9,312,154	8,687,234	8,095,794	7.2%	15.0%
Average loans	1,448,718	1,448,805	1,389,926	—%	4.2%
Average deposits	5,659,771	5,483,455	5,662,470	3.2%	—%
Fiduciary assets	46,401,149	44,841,339	46,648,290	3.5%	(0.5)%
Assets under management or administration	78,852,284	76,279,777	78,878,989	3.4%	—%